ENDORSEMENT OR RIDER NO.
                THIS ENDORSEMENT CHANGES THE POLICY.  PLEASE READ IT
CAREFULLY.

The following spaces proceeded by an (*) need not be completed if this endorsement or rider and the Bond or Policy have the same inception date.






Attached to and Forming Part of
Bond Or Policy No.
490PB1088
Date Endorsement or Rider
Executed
08/04/2006
* Effective Date of Endorsement or Rider

	03/01/06
     12:01 A.M. Standard Time as
Specified in the Bond or Policy

*ISSUED TO

JP MORGAN FUNDS




Named Insured Endorsement

It is agreed that:

1.	From and after the time this rider becomes effective the Insured under the attached bond are:

JPMorgan Trust I consisting of:

Highbridge Statistical Market Neutral Fund
JPMorgan 100% U.S. Treasury Securities Money Market Fund
JPMorgan Asia Equity Fund
JPMorgan Bond Fund
JPMorgan California Municipal Money Market Fund
JPMorgan California Tax  Free Bond Fund
JPMorgan Capital Growth Fund
JPMorgan Disciplined Equity Fund
JPMorgan Diversified Fund
JPMorgan Dynamic Small Cap Fund
JPMorgan Emerging Markets Debt Fund
JPMorgan Emerging Markets Equity Fund
JPMorgan Enhanced Income Fund
JPMorgan Federal Money Market Fund
JPMorgan Global Healthcare Fund
JPMorgan Strategic Income Fund
JPMorgan Growth and Income Fund
JPMorgan Intermediate Tax Free Bond Fund
JPMorgan International Equity Fund
JPMorgan International Growth Fund
JPMorgan International Opportunities Fund
JPMorgan International Small Cap Equity Fund
JPMorgan International Value Fund
JPMorgan Intrepid America Fund
JPMorgan Intrepid Multi-Cap Fund
JPMorgan Intrepid European Fund
JPMorgan Intrepid Growth Fund
JPMorgan Intrepid International Fund
JPMorgan Intrepid Long/Short Fund
JPMorgan Intrepid Value Fund
JPMorgan Japan Fund
JPMorgan Market Neutral Fund
JPMorgan Micro Cap Fund
JPMorgan Mid Cap Equity Fund
JPMorgan New Jersey Tax Free Bond Fund
JPMorgan New York Municipal Money Market Fund
JPMorgan New York Tax Free Bond Fund
JPMorgan Prime Money Market Fund
JPMorgan Real Return Fund
JPMorgan Short Term Bond Fund
JPMorgan Small Cap Core Fund
JPMorgan Small Cap Equity Fund
JPMorgan Strategic Small Cap Value Fund
JPMorgan Tax Aware Core Equity
JPMorgan Tax Aware Disciplined Equity Fund
JPMorgan Tax Aware Diversified Equity
JPMorgan Tax Aware Enhanced Income Fund
JPMorgan Tax Aware Large Cap Growth Fund
JPMorgan Tax Aware Large Cap Value Fund
JPMorgan Tax Aware Real Return Fund
JPMorgan Tax Aware Short-Intermediate Income Fund
JPMorgan Tax Aware U.S. Equity Fund
JPMorgan Tax Free Money Market Fund
JPMorgan U.S. Equity Fund
JPMorgan U.S. Large Cap Core Plus Fund
JPMorgan U.S. Small Company Fund
JPMorgan Value Advantage Fund
JPMorgan SmartRetirement Income Fund
JPMorgan SmartRetirement 2010 Fund
JPMorgan SmartRetirement 2015 Fund
JPMorgan SmartRetirement 2020 Fund
JPMorgan SmartRetirement 2030 Fund
JPMorgan SmartRetirement 2040 Fund


Undiscovered Managers Funds consisting of:

JPMorgan Realty Income Fund
Undiscovered Managers Behavioral Growth Fund
Undiscovered Managers Behavioral Value Fund
Undiscovered Managers Small Cap Growth Fund

UM Investment Trust consisting of;

Undiscovered Managers Multi-Strategy Fund

UM Investment Trust II consisting of:

Undiscovered Managers Spinnaker Fund

JPMorgan Trust II consisting of:

JPMorgan Arizona Municipal Bond Fund
JPMorgan Core Bond Fund
JPMorgan Core Plus Bond Fund
JPMorgan Diversified Mid Cap Growth Fund
JPMorgan Diversified Mid Cap Value Fund
JPMorgan Equity Income Fund
JPMorgan Equity Index Fund
JPMorgan Government Bond Fund
JPMorgan High Yield Bond Fund
JPMorgan Intermediate Bond Fund
JPMorgan International Equity Index Fund
JPMorgan Intrepid Mid Cap Fund
JPMorgan Investor Balanced Fund
JPMorgan Investor Conservative Growth Fund
JPMorgan Investor Growth & Income Fund
JPMorgan Investor Growth Fund
JPMorgan Kentucky Municipal Bond Fund
JPMorgan Large Cap Growth Fund
JPMorgan Large Cap Value Fund
JPMorgan Liquid Assets Money Market Fund
JPMorgan Louisiana Municipal Bond Fund
JPMorgan Market Expansion Fund
JPMorgan Market Expansion Index Fund
JPMorgan Michigan Municipal Bond Fund
JPMorgan Michigan Municipal Money Market Fund
JPMorgan Mortgage-Backed Securities Fund
JPMorgan Multi-Cap Market Neutral Fund
JPMorgan Municipal Income Fund
JPMorgan Municipal Money Market Fund
JPMorgan Ohio Municipal Bond Fund
JPMorgan Ohio Municipal Money Market Fund
JPMorgan Short Duration Bond Fund
JPMorgan Short Term  Municipal Bond Fund
JPMorgan Small Cap Growth Fund
JPMorgan Small Cap Value Fund
JPMorgan Tax Free Bond Fund
JPMorgan Technology Fund
JPMorgan Treasury & Agency Fund
JPMorgan U.S. Government Money Market Fund
JPMorgan U.S. Real Estate Fund
JPMorgan U.S. Treasury Plus Money Market Fund
JPMorgan Ultra Short Duration Bond Fund (fka JPMorgan Ultra Short Term Bond
Fund)
JPMorgan West Virginia Municipal Bond Fund

JPMorgan Insurance Trust (fka JPMorgan Investment Trust) consisting of:

JPMorgan Insurance Trust Balanced Portfolio (fka JPMorgan Investment Trust Balanced Portfolio)
JPMorgan Insurance Trust Core Bond Portfolio (fka JPMorgan Investment Trust Bond Portfolio)
JPMorgan Insurance Trust Diversified Equity Portfolio (fka JPMorgan Investment Trust
Diversified Equity Portfolio)
JPMorgan Insurance Trust Diversified Mid Cap Growth Portfolio (fka JPMorgan Investment
Trust Diversified Mid Cap Portfolio)
JPMorgan Insurance Trust Equity Index Portfolio (fka JPMorgan Investment Trust Equity Index
Portfolio)
JPMorgan Insurance Trust Government Bond Portfolio (fka JPMorgan Investment
Trust
Government Bond Portfolio)
JPMorgan Insurance Trust Large Cap Growth Portfolio (fka JPMorgan Investment
Trust
Large Cap Growth Portfolio)
JPMorgan Insurance Trust Intrepid Mid Cap Portfolio (fka JPMorgan Investment Trust Mid
Cap Growth Portfolio)
JPMorgan Diversified Mid Cap Value Portfolio

J.P. Morgan Fleming Mutual Fund Group consisting of: JPMorgan Mid Cap Value
Fund

J.P. Morgan  Mutual Fund Group consisting of; JPMorgan Short Term Bond Fund
II

J.P. Morgan Mutual Fund Investment Trust consisting of: JPMorgan Growth Advantage Fund






2.	The first named Insured shall act for itself and for each and all of the Insured for all the purposes of the attached bond.

3.	Knowledge possessed or discovery made by any Insured or by any partner or officer thereof shall for all the purposes of the attached bond constitute knowledge or discovery by all the Insured.

4.	If, prior to the termination of the attached bond in its entirety, the attached bond is terminated as to any Insured, there shall be no liability for any loss sustained by such Insured unless discovered before the time such termination as to such Insured becomes effective.

5.	The liability of the Underwriter for loss or losses sustained by any or all of the Insured shall not exceed the amount for which the Underwriter would be liable had all such loss or losses been sustained by any one of the Insured. Payment by the Underwriter to the first named Insured of loss sustained by any Insured shall fully release the Underwriter on account of such loss.

6.	If the first named Insured ceases for any reason to be covered under the attached bond, then the Insured next named shall thereafter be considered as the first named Insured for all the purposes of the attached bond.


Nothing herein contained shall be held to vary, alter, waive, or extend any of the terms, conditions, provisions, agreements or limitations of the above mentioned Bond or Policy, other than as above stated.







By
	Authorized Representative

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